Exhibit 23(q)

                               Powers of Attorney

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POWER OF ATTORNEY


The undersigned, being all of the Trustees of The Phoenix Edge Series Fund (the "Fund"), do hereby constitute and appoint each of Philip K. Polkinghorn, Kathleen A. McGah and Michele M. Drummey as our true and lawful attorneys and agents, and each of them, with full power to act without the others, is hereby authorized, empowered and directed to take all action necessary, on behalf of The Phoenix Edge Series Fund (File No. 33-05033), in the capacity indicated below, in order to comply with the Securities Act of 1933, the Investment Company Act of 1940 and any other applicable federal laws, including the filing of registration statements, any amendment to the registration statement and undertaking, any application for exemption from the Investment Company Act of 1940, any filing with any state agency with respect to the Fund's Declaration of Trust, and any or all amendments to the foregoing as such attorneys and agents shall deem necessary or appropriate. The undersigned each hereby ratifies and confirms our respective signature as it may be signed by said attorneys and agents. This instrument shall not be affected by our subsequent disability or incompetence.

We hereby declare that a photostatic, xerographic or other similar copy of this original instrument shall be as effective as the original thereof.

We hereby further revoke any and all powers of attorney previously given by us with respect to said registration statement, provided that this revocation shall not affect the exercise of such power prior to the date hereof.

This power of attorney shall remain in full force and effect until the undersigned is no longer a Trustee of the Fund, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

WITNESS our hand and seal on this __26__ day of ___February___, 2008.

/s/ Frank M. Ellmer
Frank M. Ellmer, Trustee

/s/ Roger A. Gelfenbien
Roger A. Gelfenbien, Trustee


/s/ Eunice S. Groark
Eunice S. Groark, Trustee

/s/ Frank E. Grzelecki
Frank E. Grzelecki, Trustee


/s/ John R. Mallin
John R. Mallin, Trustee

/s/ Hassell H. McClellan
Hassell H. McClellan, Trustee


/s/ Philip R. McLoughlin
Philip R. McLoughlin, Trustee

/s/ Philip K. Polkinghorn
Philip K. Polkinghorn, Trustee



WITNESS:/s/ Laura Santino